UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2014

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L.P.
(Exact Name of Registrant as Specified in Its Charter)

001-13106 (Essex Property Trust, Inc.)
333-44467-01 (Essex Portfolio, L.P.)
(Commission File Number)

Maryland (Essex Property Trust, Inc.)	77-0369576 (Essex Property Trust, Inc.)
California (Essex Portfolio, L.P.)	77-0369575 (Essex Portfolio, L.P.)

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of Principal Executive Offices)

(650) 494-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Preliminary Financial Results

On January 30, 2014, Essex Property Trust, Inc. (“Essex”) announced preliminary financial results for the quarter ended December 31, 2013 and the year ended December 31, 2013.

Earnings(in millions)	2013	2012	change	2013	2012	change
Total FFO	$71.1	$65.5	8.6%	$299.7	$250.9	19.5%
Core FFO	$77.0	$69.1	11.6%	$300.1	$255.0	17.7%
Net Income	$31.9	$43.8	-27.2%	$150.8	$119.8	25.9%
Per Diluted Share
Total FFO	$1.80	$1.72	4.6%	$7.59	$6.71	13.1%
Core FFO	$1.94	$1.81	7.5%	$7.60	$6.82	11.4%
Earnings per Share	$0.85	$1.22	-30.3%	$4.04	$3.41	18.5%

Fourth Quarter and Full Year Highlights:

•	Grew same-property gross revenues and net operating income (NOI) by 6.6% and 8.2% respectively, compared to Q4 2012, and 6.3% and 7.4% respectively, for the full year.
•	Achieved a 1.7% sequential increase in quarterly gross revenues and a 3.2% sequential increase in NOI for the same-property portfolio.
•	Acquired two communities during the quarter for a total cost of $143.2 million. For 2013, Essex, along with its institutional partners, acquired 8 properties for a total investment of $462.6 million.
•	Stabilized Phase I of Epic, located in San Jose, CA and began lease up of Phase II, which is ahead of schedule and 30% leased. Completed construction of Connolly Station located in Dublin, CA. The community is ahead of schedule and currently 82% leased.
•	Redeveloped 319 apartment homes during the quarter. Vacancy from redevelopment unit turns reduced occupancy by 30 basis points for the same-property portfolio.
•	Announced a definitive agreement to combine with BRE Properties, Inc. (“BRE”) in a total transaction valued at approximately $15.4 billion. The combined company will be the leading publicly traded multifamily REIT dedicated to high barrier and high growth West Coast markets.

Funds from Operations (“FFO”) Reconciliation

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for charges such as depreciation and amortization of rental properties, impairment charges, gains/losses on sales of real estate and extraordinary items. Management considers FFO and Core FFO which excludes acquisition costs and items that are non-routine or not related to the Company’s core business activities, which is referred to as Core FFO, to be useful financial performance measurements of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with an additional basis to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and the ability to pay dividends.

FFO does not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO does not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO also does not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to Essex’s calculation.

The following table sets forth Essex’s calculation of diluted FFO and Core FFO for the three and twelve months ended December 31, 2013 and 2012:

	Three Months Ended December 31,		Year Ended December 31,
Funds from Operations (In thousands)	2013	2012	2013	2012
Net income available to common stockholders	$31,874	$43,793	$150,811	$119,812
Adjustments:
Depreciation	49,857	45,017	193,518	170,686
Gains not included in FFO, net of internal disposition costs	(16,564)	(29,112)	(67,975)	(60,842)
Depreciation add back from unconsolidated co-investments, and add back convertible preferred dividend – Series G	4,405	3,365	15,748	14,467
Noncontrolling interest related to Operating Partnership units	1,901	2,781	8,938	7,950
Depreciation attributable to noncontrolling interests	(328)	(319)	(1,309)	(1,223)
Funds from Operations	$71,145	$65,525	$299,731	$250,850
Acquisition costs	369	1,480	1,161	2,255
Loss on early retirement of debt	1,146	2,348	300	5,009
Merger expenses	4,284	-	4,284	-
Loss (gain) on sales of marketable securities and note prepayment	92	(298)	(2,519)	(819)
Income from early redemption of preferred equity investments	-	-	(1,358)	-
Gain on sale of land	-	-	(1,503)	-
Co-investment promote income	-	-	-	(2,299)
Core Funds from Operations	$77,036	$69,055	$300,096	$254,996

Additional Information and Where to Find It

In connection with the proposed merger of BRE with and into Bronco Acquisition Sub, Inc., a directly wholly owned subsidiary of Essex, Essex has filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of Essex and BRE that also constitutes a prospectus of Essex. Essex and BRE also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by Essex and BRE with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Essex with the SEC are available free of charge on Essex’s website at www.essexpropertytrust.com or by contacting Essex Investor Relations at 650-494-3700. Copies of the documents filed by BRE with the SEC are available free of charge on BRE’s website at www.breproperties.com or by contacting BRE Investor Relations at 415-445-3745. Essex and BRE and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Essex’s executive officers and directors in Essex’s definitive proxy statement filed with the SEC on April 1, 2013. You can find information about BRE’s executive officers and directors in BRE’s definitive proxy statement filed with the SEC on March 11, 2013. Additional information regarding the interests of such potential participants are included in the joint proxy statement/prospectus and other relevant documents filed with the SEC. You may obtain free copies of these documents from Essex or BRE using the sources indicated above. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements which are based on current expectations, estimates and projections about the industry and markets in which Essex and BRE operate and beliefs of and assumptions made by Essex management and BRE management, involve uncertainties that could significantly affect the financial results of Essex or BRE or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the business combination transaction involving Essex and BRE, including future financial and operating results, and the combined company’s plans, objectives, expectations and intentions.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future – including statements relating to expected synergies, improved liquidity and balance sheet strength – are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, regional and local economic climates, (ii) changes in financial markets and interest rates, or to the business or financial condition of Essex or its business, (iii) changes in market demand for rental apartment homes and competitive pricing, (iv) risks associated with acquisitions, including the proposed merger with BRE, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) risks associated with achieving expected revenue synergies or cost savings, (viii) risks associated with the companies’ ability to consummate the merger on the terms described or at all and the timing of the closing of the merger, and (ix) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Essex and BRE from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q. Essex does not undertake any duty to update any forward-looking statements appearing in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 31, 2014	ESSEX PROPERTY TRUST, INC.

/s/ Michael T. Dance
	Name:	Michael T. Dance
	Title:	Executive Vice President & Chief Financial Officer

ESSEX PORTFOLIO, L.P.

By: Essex Property Trust, Inc.
Its: General Partner

/s/ Michael T. Dance
Name:	Michael T. Dance
Title:	Executive Vice President & Chief Financial Officer